Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Sept. 2, 2011

MEDIA CONTACTS:		ANALYSTS:
Duke Energy		Duke Energy
Tom Williams	800-559-3853	Stephen De May	704-382-2620
		Bill Currens	704-382-1603
Progress Energy
Mike Hughes	919-546-6189	Progress Energy
		Bob Drennan	919-546-7474
		Bryan Kimzey	919-546-6931

Duke Energy and Progress Energy Announce

North Carolina Merger Settlement with N.C. Public Staff

CHARLOTTE and RALEIGH, N.C. – Duke Energy and Progress Energy today announced a settlement with the N.C. Public Staff regarding the companies’ proposed merger.

The proposed settlement, if approved by the NCUC, would provide for the following:

•

Guaranteed customer savings – the companies will guarantee North Carolina customers benefit from their allocable share of $650 million in savings over the first five years after the merger closes (2012-2016);

•

Continued community support – the companies will continue their current level of community financial support of approximately $16.5 million annually for a minimum of four years after the merger closes (based on each company’s average level of community support over the last 5 years – which is approximately $9.2 million for Duke Energy and approximately $7.28 million annually for Progress Energy);

•

Other community funding – the companies will provide $15 million for low-income household weatherization, community college programs that target technical and vocational training, or similar organizations and initiatives; and

•	Costs to achieve merger – direct merger-related expenses will not be recovered from customers. Recovery of employee severance costs can be requested separately.

The settlement agreement was filed today by the N.C. Public Staff, which serves as the state’s chief consumer advocate on utility matters. Other parties will file testimony related to the merger application and the proposed settlement agreement by Sept. 7.

The NCUC has scheduled an evidentiary hearing on the proposed merger Sept. 20.

If the settlement is approved by the NCUC, the companies will guarantee a cumulative amount of $650 million in savings to customers in North Carolina and South Carolina in the first five years after the merger closes (2012-2016).

The savings will come through efficiencies in fuel procurement, fuel usage, fuel transportation and jointly dispatching Duke Energy Carolinas and Progress Energy Carolinas power plants to serve Carolinas’ customers.

The companies also agreed to maintain their current level of community support for the next four years, two years longer than proposed in the merger agreement announced in January.

In addition, the companies will provide $15 million for low-income household weatherization, community college programs that target technical and vocational training, or similar organizations and initiatives.

“We are very pleased to have reached this proposed settlement agreement with the Public Staff,” said Bill Johnson, chairman, president and CEO of Progress Energy and the named CEO and president of the merged company. “The settlement will provide constructive and tangible benefits for our customers and communities.”

Although not included in the settlement agreement, the companies have also provided more clarity around their objective of maintaining a substantial Raleigh presence for the combined company.

The companies currently estimate that between 1,000 and 1,300 employees will be based in downtown Raleigh once the merger is complete, compared to approximately 2,000 today. This number could change over time based on changing business needs.

….

As previously announced, corporate functions will be centralized in the company’s Charlotte headquarters.

The primary functions based in Raleigh will include the North Carolina utility president as well as relevant staff to support regional assets and customers.

“We have a century-long history in Raleigh,” Johnson said. “We will continue to be a driving force in Raleigh and eastern North Carolina, and we will work to make the transition as smooth as possible for our employees, our customers and our communities.”

To date, the companies have made the following filings, in addition to the North Carolina filing:

•	Merger-related filings with the Public Service Commission of South Carolina, which has scheduled hearings for Oct. 26.

•	An application to approve the merger with the Kentucky Public Service Commission, which has provided conditional approval.

•	Joint filings with the Federal Energy Regulatory Commission and with the Nuclear Regulatory Commission (the latter related to nuclear plant license transfers).

•	Hart-Scott-Rodino filing with the U.S. Department of Justice and Federal Trade Commission. The waiting period under the HSR Act expired April 27, 2011.

•	Assignment of Authorization filings with the Federal Communications Commission which were approved July 27.

Although there are no merger-specific regulatory approvals required in Indiana, Ohio or Florida, the companies will continue to update the regulatory commissions in those states on the merger. The merger also requires modifications to several existing affiliate agreements; the companies will file those with various state commissions for approval, as applicable.

If completed, the merger will create the nation’s largest electric utility, as measured by enterprise value, market capitalization, generation assets, customers and numerous other criteria. The combined company is expected to have more than 7.1 million electric customers in six states (North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky) and the largest regulated nuclear fleet in the country.

Both Progress Energy, Inc. (NYSE: PGN) and Duke Energy Corporation (NYSE: DUK) received respective shareholder approval at separate meetings Aug. 23. The companies are planning to complete the merger transaction by the end of the year.

About Duke Energy

Duke Energy is one of the largest electric power holding companies in the United States. Its regulated utility operations serve approximately 4 million customers located in five states in the Southeast and Midwest, representing a population of approximately 12 million people. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

About Progress Energy

Progress Energy (NYSE: PGN), headquartered in Raleigh, N.C., is a Fortune 500 energy company with more than 22,000 megawatts of generation capacity and approximately $10 billion in annual revenues. Progress Energy includes two major electric utilities that serve about 3.1 million customers in the Carolinas and Florida. The company has earned the Edison Electric Institute’s Edison Award, the industry’s highest honor, in recognition of its operational excellence, and was the first utility to receive the prestigious J.D. Power and Associates Founder’s Award for customer service. The company is pursuing a balanced strategy for a secure energy future, which includes aggressive energy-efficiency programs, investments in renewable energy technologies and a state-of-the-art electricity system. Progress Energy celebrated a century of service in 2008. Visit the company’s website at www.progress-energy.com.

***

Cautionary Statements Regarding Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Progress Energy and Duke Energy caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Duke Energy and Progress Energy, including future financial and operating results, Progress Energy’s or Duke Energy’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the risk that Progress Energy or Duke Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; and other factors discussed or referred to in the “Risk Factors” section of each of Progress Energy’s and Duke Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC). These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 that was filed by Duke Energy with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in Progress Energy’s and Duke Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and neither Progress Energy nor Duke Energy undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger between Duke Energy and Progress Energy, Duke Energy filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of Duke Energy and Progress Energy and that also constitutes a prospectus of Duke Energy. The Registration Statement was declared effective by the SEC on July 7, 2011. Duke Energy and Progress Energy mailed the definitive joint proxy statement/prospectus to their respective shareholders on or about July 11, 2011. Duke Energy and Progress Energy urge investors and shareholders to read the Registration Statement, including the joint proxy statement/prospectus that is a part of the Registration Statement, as well as other relevant documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Duke Energy’s website (www.duke-energy.com) under the heading “Investors” and then under the heading “Financials/SEC Filings.” You may also obtain these documents, free of charge, from Progress Energy’s website (www.progress-energy.com) under the tab “Our Company” by clicking on “Investor Relations,” then by clicking on “Corporate Profile” and then by clicking on “SEC Filings.”

###